FOUR CORNERS CAPITAL MANAGEMENT, LLC
                        INVESTMENT COMPANY CODE OF ETHICS


I.    STATEMENT OF GENERAL PRINCIPLES

This Code of Ethics is being adopted by Four Corners Capital Management, LLC (the "Company"), in recognition of the fact that the Company owes a duty at all times to place the interests of investors in investment companies for which the Company provides investment advisory services first and in addition, to comply with the provisions of Rule 17j-1 under the Investment Company Act of 1940, (the "1940 Act"),. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" investment company securities trades. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to investment companies for which the Company provides investment advisory services and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of investors in investment companies for which the Company provides investment advisory services.

II.   DEFINITIONS

For Purposes of this Code of Ethics:

     A.   "Company" shall mean Four Corners Capital Management, LLC.

     B. "Investment Company" shall mean any investment company for which the Company provides investment advisory or sub-advisory services.

     C.   "Investor" shall mean any investor of any Investment Company.

     D. "Access Person" shall mean any partner, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities for an Investment Company's portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for an Investment Company and includes all personnel listed in the Company's form ADV.

     E. "Investment Person" shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for an Investment Company's portfolio.

III.  PROHIBITED PRACTICES

In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

A. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by any Investment Company:

         (1) employ any device, scheme, or artifice to defraud such Investment Company;

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         (2)   make to such Investment Company any untrue statement of a
               material fact or omit to state to such Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) engage in any act, practice or course of business that would operate as a fraud or deceit upon such Investment Company; or

         (4) engage in any manipulative practice with respect to such Investment Company.

      (2) Subject to this Code, no Access Person may purchase or sell, directly or indirectly, any Security in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within 24 hours (7 calendar days, in the case of Access Persons who are also Investment Personnel) before or after the time that the same (or a related) Security is being purchased or sold by any Investment Company. These restrictions include selling short or buying puts in any such security, except for bona fide short against-the-box transactions, which have been approved by the Compliance Officer. Any profits realized on trades within the proscribed periods will be disgorged to the Investment Company or Investment Companies on a pro rata basis.

     C. No Investment Person shall purchase any security during the initial public offering of such security.

     B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Officer. In considering whether to approve any such transaction, the Compliance Officer shall take into account, among other factors, whether the investment opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Officer before he takes part in a subsequent consideration of any Investment Company's investment in that issuer, and the decision to include securities of such issuer in an Investment Company shall be subject to independent review by General Counsel of the Company.

     C. No Access Person shall purchase or sell any security of an issuer on a day during which there is "buy" or a "sell" order from an Investment Company for that security until such order is executed or withdrawn. No Investment Person shall purchase or sell a security within seven days before or after that security is bought or sold by an Investment Company.

     D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

     E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Officer upon a determination that board service would be consistent with the interests of Investment Companies and their investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Officer.

     F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

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IV. COMPLIANCE PROCEDURES

In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

     A. The securities trading personnel of the Company shall provide the Compliance Officer with a daily summary of buy and sell orders entered by, on behalf of, or with respect to Investment Companies.

     B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Officer.

     C. Each Access Person shall disclose all personal securities holdings to the Compliance Officer both upon commencement of employment with the Company and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

     D. Within 15 days following the end of each calendar year, each Access Person shall certify to the Company that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

     E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Officer all personal securities transactions not covered pursuant to IV (B) effected during such quarter by submitting the form attached hereto as Exhibit C.

     F. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

V.    EXEMPTIONS

The following transactions shall be exempted from the provisions of Article III and, in the case of paragraph A, C, and D, Article IV of this Code of Ethics:

     A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

     B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

     C. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

     D. Purchases and sales, which are effected to establish or maintain a model investment portfolio on behalf of an investment company.

VI.   SANCTIONS

Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.


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EXHIBIT A


                        FOUR CORNERS CAPITAL MANAGEMENT, LLC
                              ACCESS/INVESTMENT PERSON
                             SECURITIES HOLDINGS REPORT


      Name of Access/Investment Person: ______________________________________

      Date: ______________________________________________________

      [ ] I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.


      Issuer             # of shares/principal amount            Market Value
      ------             ----------------------------            ------------



















                                         OR

      [ ] I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.
                                         OR

      [ ] I hereby certify that as of __________________, I had a beneficial interest in no securities.



 ___________________________________
 Signature


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EXHIBIT B


                        FOUR CORNERS CAPITAL MANAGEMENT, LLC
                              ACCESS/INVESTMENT PERSON
                            CODE OF ETHICS CERTIFICATION


      I, ___________________________, hereby certify that I have read, and understand the FOUR CORNERS CAPITAL MANAGEMENT, LLC Code of Ethics. Furthermore, I certify that I have complied with its provisions since I've been employed with the firm.








      ___________________________________                   __________________
      Signature                                             Date




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EXHIBIT C


                        FOUR CORNERS CAPITAL MANAGEMENT LLC
                              ACCESS/INVESTMENT PERSON
                            QUARTERLY TRANSACTION REPORT


   Name of Access/Investment Person:________________________________________

   Date:  _____________________

   [ ] I hereby certify that during the calendar quarter ended _____________, I had a beneficial ownership interest in the following securities transactions:

       Type of       Type of                    # of shares/
     Transaction    Security      Issuer      principal amount       $ amount
     -----------    --------      ------      ----------------       --------












                                       OR

  [ ] I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other that those set forth on the attached brokerage account confirmations.
                                       OR

 [ ] I hereby certify that during the calendar quarter ended ___________, I had a beneficial ownership interest in no securities transactions.



_____________________________________________
Signature